Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Silverleaf Resorts, Inc
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-118474) of Silverleaf Resorts, Inc. of our reports dated February 24, 2005, relating to the consolidated financial statements, which appears in this Form 10-K.

BDO Seidman, LLP
Dallas, Texas

March 25, 2005